UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2021

FREYR Battery

(Exact name of registrant as specified in its charter)

Luxembourg	001-40581	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412F, route d’Esch, L-2086 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 00 352 46 61 11 3721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary Shares, no par value	FREY	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2021, FREYR Battery, through its wholly-owned subsidiary (the “Company”), entered into two Rental Agreements (each a “Lease” and together the “Leases”) with Mo Industripark AS (the “Landlord”).

The property subject to the Leases is located at Terminalveien 22, 8624 Mo i Rana, Norway, and consists of the building “Kamstålbygget” (the “Building Lease”) and approximately 5,000 square meters of adjacent outdoor space for parking, technical installations and storage use (the “Outdoor Lease”). Kamstålbygget is approximately 13,600 square meters and will be used for battery cell manufacturing, research and development and warehousing.

The term of the Leases commences on August 12, 2021 and terminates on August 11, 2031, and may be extended twice in five-year increments. The Company will pay approximately NOK 456,237.50 per month and approximately NOK 14,166.67 per month until June 30, 2024 under the Building Lease and the Outdoor Lease, respectively. Starting July 1, 2024, the Company will pay approximately NOK 536,750.00 per month and approximately NOK 16,666.67 per month under the Building Lease and the Outdoor Lease, respectively, until the termination of the respective Lease. The rent is subject to annual adjustments starting January 1, 2022, in accordance with the change in the consumer price index as recorded by the Norwegian bureau of statistics (Statistics Norway). Under the Leases, FREYR Battery guarantees the timely performance of all obligations of the Company under the Leases (the “Guarantee”). Liability for the Guarantee is limited to three-times annual rent.

The Company may, prior to December 31, 2021, cancel the Leases with three months’ notice and payment of nine months’ rent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

FREYR Battery announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, FREYR Battery’s website (www.freyrbattery.com), its investor relations website (ir.freyrbattery.com/overview/), and its news site (ir.freyrbattery.com/ir-news). FREYR Battery uses these channels, as well as social media, including its Twitter account (@FREYRBattery), LinkedIn account (www.linkedin.com/company/freyrbattery), and Youtube page (https://www.youtube.com/channel/UCo0NLMtaYsf2HfnDe6XtFLw), to communicate with investors and the public news and developments about FREYR Battery and other matters. Therefore, FREYR Battery encourages investors, the media, and others interested in FREYR Battery to review the information it makes public in these locations, as such information could be deemed to be material information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREYR BATTERY

	By:	/s/ Steffen Føreid
		Name:	Steffen Føreid
		Title:	Chief Executive Officer

Dated: July 21, 2021